Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Reports Financial Results for Second Quarter of Fiscal Year 2018

San Diego -- (BUSINESS WIRE) - July 30, 2018 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of fiscal year 2018.

Second quarter 2018 results:

•	Revenue of $830 million, a 25% increase compared to $662 million in the second quarter of 2017

•	GAAP net income attributable to Illumina stockholders for the quarter of $209 million, or $1.41 per diluted share, compared to $128 million, or $0.87 per diluted share, for the second quarter of 2017

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $212 million, or $1.43 per diluted share, compared to $121 million, or $0.82 per diluted share, for the second quarter of 2017 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $295 million compared to $178 million in the second quarter of 2017

•	Free cash flow (cash flow from operations less capital expenditures) of $218 million for the quarter, compared to $109 million in the second quarter of 2017

Gross margin in the second quarter of 2018 was 69.3% compared to 65.5% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 70.3% for the second quarter of 2018 compared to 67.0% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2018 were $151 million compared to $130 million in the prior year period. Non-GAAP R&D expenses as a percentage of revenue were 18.2%, including 0.9% attributable to Helix. This compares to non-GAAP R&D expenses as a percentage of revenue of 19.7% in the prior year period, including 0.8% attributable to Helix.

Selling, general and administrative (SG&A) expenses for the second quarter of 2018 were $197 million compared to $161 million in the prior year period. Non-GAAP SG&A expenses as a percentage of revenue were 23.7%, including 1.0% attributable to Helix. This compares to 25.2% in the prior year period, including 1.0% attributable to Helix.

Depreciation and amortization expenses were $44 million and capital expenditures for free cash flow purposes were $77 million during the second quarter of 2018. At the close of the quarter, the company held $2.5 billion in cash, cash equivalents and short-term investments, compared to $2.1 billion as of December 31, 2017.

“Driven by broad demand across applications, systems and geographies, revenue grew 25% from the second quarter of 2017, and we are now expecting revenue growth of approximately 20% for 2018,” said Francis deSouza, President and CEO. “Sequencing consumables, array consumables, and lab and other services each grew more than 30% compared to the second quarter of 2017, highlighting the growing interest in genomic information and its application to research, clinical and consumer markets.”

Updates since our last earnings release:

•
Launched the S4 200 cycle kit (available in the fourth quarter of 2018) on NovaSeq which will enable customers to extend their research across more applications including single-cell and exome sequencing

•	Released the NovaSeq S Prime (SP) flow cell (available in the fourth quarter of 2018) which is designed for smaller run sizes and/or applications that require lower sequencing output

•	Announced the acquisition of Edico Genome, the leading provider of data analysis acceleration solutions for next-generation sequencing (NGS)

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2018, the company now projects revenue growth of approximately 20%, GAAP earnings per diluted share attributable to Illumina stockholders of $5.10 to $5.20 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $5.35 to $5.45.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Monday, July 30, 2018. Interested parties may access the live teleconference through the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 800-708-4539, or 1-847-619-6396 outside North America, both with passcode 47172781.

A replay of the conference call will be available from 4:30 pm Pacific Time (7:30 pm Eastern Time) on July 30, 2018 through August 6, 2018 by dialing 888-843-7419, or 1-630-652-3042 outside North America, both with passcode 47172781.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2018 and expectations regarding the development and commercialization of new products. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) challenges inherent in developing, manufacturing, and launching new products and services, including expanding manufacturing operations and reliance on third-party suppliers for critical components; (ii) the timing and mix of customer orders among our products and services; (iii) the impact of recently launched or pre-announced products and services on existing products and services; (iv) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (viii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; and (ix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 1, 2018	December 31, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,344	$1,225
Short-term investments	1,168	920
Accounts receivable, net	395	411
Inventory	362	333
Prepaid expenses and other current assets	68	91
Total current assets	3,337	2,980
Property and equipment, net	1,036	931
Goodwill	831	771
Intangible assets, net	205	175
Deferred tax assets	108	88
Other assets	334	312
Total assets	$5,851	$5,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149	$160
Accrued liabilities	422	432
Build-to-suit lease liability	21	144
Long-term debt, current portion	625	10
Total current liabilities	1,217	746
Long-term debt	723	1,182
Other long-term liabilities	343	360
Redeemable noncontrolling interests	217	220
Stockholders’ equity	3,351	2,749
Total liabilities and stockholders’ equity	$5,851	$5,257

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Revenue:
Product revenue	$673	$543	$1,301	$1,034
Service and other revenue	157	119	311	227
Total revenue	830	662	1,612	1,261
Cost of revenue:
Cost of product revenue (a)	181	168	355	334
Cost of service and other revenue (a)	65	50	127	104
Amortization of acquired intangible assets	9	10	17	21
Total cost of revenue	255	228	499	459
Gross profit	575	434	1,113	802
Operating expense:
Research and development (a)	151	130	288	275
Selling, general and administrative (a)	197	161	380	332
Total operating expense	348	291	668	607
Income from operations	227	143	445	195
Other income (expense), net	5	(2)	8	450
Income before income taxes	232	141	453	645
Provision for income taxes	32	21	56	177
Consolidated net income	200	120	397	468
Add: Net loss attributable to noncontrolling interests	9	8	20	27
Net income attributable to Illumina stockholders	$209	$128	$417	$495
Net income attributable to Illumina stockholders for earnings per share (b)	$209	$128	$417	$494
Earnings per share attributable to Illumina stockholders:
Basic	$1.42	$0.87	$2.84	$3.38
Diluted	$1.41	$0.87	$2.82	$3.35
Shares used in computing earnings per common share:
Basic	147	146	147	146
Diluted	148	147	148	147

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Cost of product revenue	$4	$3	$8	$6
Cost of service and other revenue	1	1	2	1
Research and development	15	12	30	26
Selling, general and administrative	30	23	58	56
Stock-based compensation expense before taxes (1)	$50	$39	$98	$89
(1) Includes stock-based compensation of $0.8 million and $1.4 million for Helix for the three and six months ended July 1, 2018, respectively. This compares to stock-based compensation of $1.0 million and $1.3 million for Helix for the three and six months ended July 2, 2017, respectively, and $10.1 million for GRAIL for the six months ended July 2, 2017.
(b) Amount reflects the additional losses attributable to the common shareholders of GRAIL and Helix for earnings per share purposes.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Net cash provided by operating activities	$295	$178	$550	$346
Net cash (used in) provided by investing activities	(536)	36	(525)	198
Net cash provided by (used in) financing activities	30	23	97	(62)
Effect of exchange rate changes on cash and cash equivalents	(5)	1	(3)	2
Net (decrease) increase in cash and cash equivalents	(216)	238	119	484
Cash and cash equivalents, beginning of period	1,560	981	1,225	735
Cash and cash equivalents, end of period	$1,344	$1,219	$1,344	$1,219

Calculation of free cash flow:
Net cash provided by operating activities	$295	$178	$550	$346
Purchases of property and equipment	(77)	(69)	(167)	(152)
Free cash flow (a)	$218	$109	$383	$194
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.41	$0.87	$2.82	$3.35
Amortization of acquired intangible assets	0.06	0.08	0.12	0.16
Non-cash interest expense (a)	0.05	0.05	0.10	0.10
Strategic investment related gains (b)	(0.05)	(0.01)	(0.10)	(0.02)
Restructuring (c)	—	—	0.03	—
Legal contingencies (d)	—	(0.05)	—	—
Gain on deconsolidation of GRAIL (e)	—	—	—	(3.07)
Impairments (f)	—	—	—	0.15
Performance-based compensation related to GRAIL Series B financing (g)	—	—	—	0.03
Acquisition related gain (h)	—	—	—	(0.01)
Incremental non-GAAP tax expense (i)	(0.02)	(0.03)	(0.04)	0.91
Excess tax benefit from share-based compensation (j)	(0.02)	(0.09)	(0.05)	(0.14)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (k)	$1.43	$0.82	$2.88	$1.46

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$209	$128	$417	$495
Amortization of acquired intangible assets	9	12	18	24
Non-cash interest expense (a)	7	8	15	15
Strategic investment related gains (b)	(7)	(1)	(15)	(3)
Restructuring (c)	—	—	4	—
Legal contingencies (d)	—	(8)	—	—
Gain on deconsolidation of GRAIL (e)	—	—	—	(453)
Impairments (f)	—	—	—	23
Performance-based compensation related to GRAIL Series B financing (g)	—	—	—	4
Acquisition related gain (h)	—	—	—	(1)
Incremental non-GAAP tax expense (i)	(3)	(5)	(6)	132
Excess tax benefit from share-based compensation (j)	(3)	(13)	(7)	(20)
Non-GAAP net income attributable to Illumina stockholders (k)	$212	$121	$426	$216
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(c) Amount consists primarily of employee costs related to restructuring that occurred in Q1 2018 and Q4 2017.

(d) Legal contingencies for 2017 represent charges related to patent litigation.
(e) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense.
(f) Amount for 2017 represents impairment of an acquired intangible asset and in-process research and development of $18 million and $5 million, respectively.
(g) Amount represents performance-based stock which vested as a result of the financing in Q1 2017, net of attribution to noncontrolling interest.
(h) Acquisition related gain consists of change in fair value of contingent consideration.
(i) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.
(j) Amount represents tax deductions taken in excess of stock compensation cost.
(k) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Six Months Ended
	July 1, 2018		July 2, 2017		July 1, 2018		July 2, 2017
GAAP gross profit	$575	69.3%	$434	65.5%	$1,113	69.0%	$802	63.6%
Amortization of acquired intangible assets	9	1.0%	10	1.5%	17	1.1%	21	1.7%
Impairment (a)	—	—	—	—	—	—	18	1.4%
Non-GAAP gross profit (b)	$584	70.3%	$444	67.0%	$1,130	70.1%	$841	66.7%

GAAP research and development expense	$151	18.2%	$130	19.7%	$288	17.9%	$275	21.8%
Restructuring (c)	—	—	—	—	(1)	(0.1)%	—	—
Impairment (a)	—	—	—	—	—	—	(5)	(0.4)%
Non-GAAP research and development expense	$151	18.2%	$130	19.7%	$287	17.8%	$270	21.4%

GAAP selling, general and administrative expense	$197	23.7%	$161	24.2%	$380	23.5%	$332	26.3%
Amortization of acquired intangible assets	—	—	(2)	(0.2)%	(1)	(0.1)%	(3)	(0.2)%
Restructuring (c)	—	—	—	—	(3)	(0.1)%	—	—
Performance-based compensation related to GRAIL Series B financing (d)	—	—	—	—	—	—	(10)	(0.8)%
Legal contingencies (e)	—	—	8	1.2%	—	—	—	—
Acquisition related gain (f)	—	—	—	—	—	—	1	0.1%
Non-GAAP selling, general and administrative expense	$197	23.7%	$167	25.2%	$376	23.3%	$320	25.4%

GAAP operating profit	$227	27.4%	$143	21.6%	$445	27.6%	$195	15.5%
Amortization of acquired intangible assets	9	1.0%	12	1.7%	18	1.1%	24	1.9%
Restructuring (c)	—	—	—	—	4	0.2%	—	—
Impairments (a)	—	—	—	—	—	—	23	1.8%
Performance-based compensation related to GRAIL Series B financing (d)	—	—	—	—	—	—	10	0.8%
Legal contingencies (e)	—	—	(8)	(1.2)%	—	—	—	—
Acquisition related gain (f)	—	—	—	—	—	—	(1)	(0.1)%
Non-GAAP operating profit (b)	$236	28.4%	$147	22.1%	$467	28.9%	$251	19.9%

GAAP other income (expense), net	$5	0.6%	$(2)	(0.3)%	$8	0.5%	$450	35.7%
Non-cash interest expense (g)	7	0.8%	8	1.2%	15	0.9%	15	1.2%
Strategic investment related gains (h)	(7)	(0.8)%	(1)	(0.2)%	(15)	(0.9)%	(3)	(0.2)%
Gain on deconsolidation of GRAIL (i)	—	—	—	—	—	—	(453)	(36.0)%
Non-GAAP other income, net (b)	$5	0.6%	$5	0.7%	$8	0.5%	$9	0.7%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Impairments for 2017 include $18 million impairment of an acquired intangible asset and $5 million in-process research and development.

(b) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(c) Amount consists primarily of employee costs related to restructuring that occurred in Q1 2018 and Q4 2017.
(d) Amount represents performance-based stock which vested as a result of the financing in Q1 2017.
(e) Legal contingencies for 2017 represent charges related to patent litigation.
(f) Acquisition related gain consists of change in fair value of contingent consideration.
(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(h) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(i) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 12, 2018, and Form 10-Q for the fiscal quarter ended April 1, 2018. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2018
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$5.10 - $5.20
Amortization of acquired intangible assets	0.25
Non-cash interest expense (b)	0.21
Strategic investment related gains (c)	(0.10)
Restructuring (d)	0.03
Incremental non-GAAP tax expense (e)	(0.09)
Excess tax benefits from share-based compensation (f)	(0.05)
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$5.35 - $5.45

(a) Amount excludes the potential tax expense as a result of the Ninth Circuit decision on July 24, 2018 to overturn a tax court opinion that stock compensation should be excluded from cost sharing charges.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(d) Amount consists primarily of employee severance and retention costs related to the restructuring that occurred in Q1 2018 and Q4 2017.
(e) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.
(f) Amount represents tax deductions taken in excess of stock compensation cost.